UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2016

BIND THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Vassar Street, Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 491-3400

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 6, 2016, BIND Therapeutics, Inc. (the “Company”) announced preliminary top-line results from the BIND-014 (PSMA-targeted docetaxel nanoparticles) phase 2 iNSITE 1 trial in advanced non-small cell lung cancer (NSCLC) of squamous histology and the iNSITE 2 trial in cervical and head and neck cancers.

iNSITE 1 in squamous histology NSCLC

The iNSITE 1 trial followed 40 patients in the intent-to-treat (ITT) population and 30 patients in the per-protocol (PP) population with squamous histology NSCLC. The protocol defined criteria for success was a 6-week disease control rate of 65 percent. The data from the trial are as follows:

	ITT [n=40]	PP[n=30]
6-week Disease Control Rate	52.5%	70.0%
(6wDCR)	[36.1-68.5]	[50.6-85.3]
6wDCR ± 7 days*	70.0% [53.5-83.4]	86.7% [69.3-96.2]
Overall Response Rate (ORR)	10.0% (1 confirmed, 3 unconfirmed)	13.3% (1 confirmed, 3 unconfirmed)

*	Per the study protocol, scans were performed every 6 weeks after Cycle 1 Day 1 and had a ± 7 day allowance. The primary endpoint was strictly defined as disease control rate of 6 weeks or greater which had the effect of excluding patients whose data was gathered within the 7 day allowance of the 6 week timepoint. As a result, patients whose first post-treatment scan occurred between week 5 and week 6 were excluded from the primary analysis. Including these patients in a sensitivity analysis results in an 86.7 percent response rate in the PP population. While the study protocol does not permit the inclusion of these patients in the primary endpoint, the Company believes these data are meaningful.

The Company intends to seek licensing or collaboration opportunities for further development of BIND-014 in NSCLC.

iNSITE 2 in advanced cervical and head and neck cancers

The primary endpoint of the two stage iNSITE 2 trial was ORR with a target of at least one response in the first 20 patients for advancement from stage 1 to stage 2. In the head and neck cancer cohort (20 evaluable patients), the ORR was 10 percent; there were no responses in the cervical cancer cohort (23 evaluable patients). Based on these results, the Company has decided to halt further enrollment in the iNSITE 2 trial in advanced cervical and head and neck cancers.

Safety data in more than 300 patients treated with BIND-014 to date continue to demonstrate meaningful improvements in hematologic and non-hematologic toxicities when compared to historical docetaxel data.

Workforce Restructuring Plan

Following these results and in connection with the previously announced shift in research and development strategy, the Company also announced a restructuring plan designed to streamline operations and reduce the Company’s operating expenses. The restructuring will include a workforce reduction of 38 percent, and is expected to be substantially complete by the end of April 2016, after which the Company will have 61 employees. In addition, the Company will evaluate options for its wholly owned subsidiary in Moscow. Collectively, these actions are expected to bring the Company’s quarterly cash burn rate to approximately $6 million per quarter by the third quarter of 2016.

Strategic Review

In addition to the workforce reduction initiatives, the Company is actively working with an investment bank to initiate a review of financial and strategic alternatives with the goal of maximizing stockholder value. Potential alternatives to be explored and evaluated during the review process may include raising additional capital, a strategic collaboration with one or more parties, or the licensing, sale or divestiture of some of the Company’s proprietary technologies. Pending a decision to undertake any financial or strategic alternatives, the Company is continuing its development and collaboration activities in accordance with its current innovative medicines strategy while managing its cash position. There is no finite timetable for completion of the financial and strategic review process.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Company’s intent to seek licensing or collaboration opportunities for further development of BIND-014 in NSCLC; expectations regarding the Company’s restructuring plan, including the timing of completion of its workforce reduction and effect on its quarterly cash burn rate; and potential alternatives to be explored during the strategic review process.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for additional funding, which may not be available, in order to continue as a going concern; effects of adverse capital market conditions on the Company’s liquidity; any default on the Company’s credit facility, which could impact its ability to continue as a going concern; adverse effects on the Company’s business due to the report of its independent registered public accounting firm on its financial statements for the year ended December 31, 2015, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern; raising additional capital may cause dilution to its stockholders, restrict its operations or require it to relinquish rights to its technologies or drug candidates; the Company’s limited operating history; limitations on the Company’s ability to utilize net operating loss carryforwards and certain other tax attributes; failure to use and expand its medical engineering platform to build a pipeline of drug candidates and develop marketable drugs; the early stage of the Company’s development efforts with only BIND-014 and Accurin AZD2811 in clinical development; failure of the Company or its collaborators to successfully develop and commercialize drug candidates; clinical drug development involves a lengthy and expensive process, with an uncertain outcome; delays or difficulties in the enrollment of patients in clinical trials; serious adverse or unacceptable side effects or limited efficacy observed during the development of the Company’s drug candidates; inability to maintain any of the Company’s collaborations, or the failure of these collaborations; inability to enter into a collaboration for BIND-014; the Company’s reliance on third parties to conduct its clinical trials and manufacture its drug candidates; the Company’s inability to obtain required regulatory approvals; the fact that a fast track or breakthrough therapy designation by the FDA for the Company’s drug candidates may not actually lead to a faster development or regulatory review or approval process; the inability to obtain orphan drug exclusivity for drug candidates; failure to obtain marketing approval in international jurisdictions; any post-marketing restrictions or withdrawals from the market; effects of recently enacted and future legislation; failure to comply with environmental, health and safety laws and regulations; failure to achieve market acceptance by physicians, patients, or third-party payors; failure to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities; effects of substantial competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to retain key executives and attract, retain and motivate qualified personnel; difficulties in managing the Company’s growth; risks associated with operating internationally, including the possibility of sanctions with respect to our operations in Russia; the possibility of system failures or security breaches; failure to obtain and maintain patent protection for or otherwise protect our technology and products; effects of patent or other intellectual property lawsuits; the price of our common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company; and any securities class action litigation. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIND THERAPEUTICS, INC.

Date: April 6, 2016	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer